UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2006

Cedar Shopping Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31817 (Commission File No.)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue Port Washington, NY		11050-3765
(Address of principal executive offices)		(Zip Code)

(516) 767-6492

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

With the completion of an acquisition on September 27, 2006, the total of the Company’s 2006 non-material acquisitions had reached an amount requiring that a majority of such acquisitions be audited pursuant to Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC:

Report of Independent Registered Public Accounting Firm

Combined Statements of Revenues and Certain Expenses:

For the year ended December 31, 2005

For the nine months ended September 30, 2006 (unaudited)

Notes to the Combined Statements of Revenues and Certain Expenses

(b) Pro Forma Financial Information:

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006 (unaudited)

Pro Forma Condensed Consolidated Statements of Income (unaudited):

For the year ended December 31, 2005

For the nine months ended September 30, 2006

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(d) Exhibits:

23.1 Consent of Independent Registered Public Accounting Firm dated December 11, 2006

Signatures

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Cedar Shopping Centers, Inc.

We have audited the combined statement of revenues and certain expenses of the Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC (the “Properties”) for the year ended December 31, 2005. The combined statement of revenues and certain expenses is the responsibility of Cedar Shopping Centers, Inc.’s (the “Company”) management. Our responsibility is to express an opinion on this combined statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. We were not engaged to perform an audit of the Properties’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined statement of revenues and certain expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1, the accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K of Cedar Shopping Centers, Inc. and is not intended to be a complete presentation of the combined revenues and certain expenses of the Properties.

In our opinion, the combined statement of revenues and certain expense referred to above presents fairly, in all material respects, the combined statement of revenues and certain expenses of the Properties as described in Note 1 for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

December 11, 2006

Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC

Combined Statements of Revenues and Certain Expenses

	Nine months ended September 30, 2006	Year ended December 31, 2005

	(Unaudited)
Revenues:
Base rents	$1,167,000	$1,465,000
Tenant reimbursements	303,000	402,000
Other	2,000	16,000

Total revenues	1,472,000	1,883,000

Certain expenses:
Real estate taxes	103,000	133,000
Property operating expenses	363,000	555,000
Management fees - related party	71,000	93,000

Total certain expenses	537,000	781,000

Revenues in excess of certain expenses	$935,000	$1,102,000

See accompanying notes to combined statements of revenues and certain expenses.

Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC

Notes to Combined Statements of Revenues and Certain Expenses

For the year ended December 31, 2005

For the nine months ended September 30, 2006 (unaudited)

1.	Basis of Presentation

Presented herein are the combined statements of revenues and certain expenses of Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC, which as a whole comprise the operations of two supermarket-anchored shopping centers located in Portsmouth, Virginia (a/k/a Elmhurst Square) and Columbia, Maryland (a/k/a Long Reach Village) collectively known as the “Properties.” The Properties contain approximately 171,000 square feet of gross leasable area. Cedar Shopping Centers, Inc. (the “Company”) acquired Long Reach Village in September 2006 pursuant to the terms of a Purchase and Sale Agreement; Elmhurst Square is expected to close in December 2006. The financial statements for the Properties are combined since the Properties have been or will be acquired from the same seller, thus they were under common control and management.

The accompanying combined financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the combined financial statements exclude certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Properties. Items excluded consist of interest expense and depreciation and amortization expense, which are not directly related to future operations.

2.	Use of Estimates

The preparation of the combined statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3.	Revenue Recognition

The Properties are being leased to tenants under operating leases. Minimum rental income is recognized on a straight-line basis over the terms of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases was approximately $25,000 and $37,000 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited).

4.	Property Operating Expenses

Property operating expenses for the year ended December 31, 2005 include approximately $164,000 for utilities, $80,000 for repairs and maintenance, $69,000 for security, $57,000 for snow and trash removal, $47,000 for parking lot costs, $38,000 for insurance, $37,000 for landscaping, $25,000 for cleaning, $17,000 for professional fees, $7,000 for bad debt expense and $14,000 for other expenses.

Property operating expenses for the nine months ended September 30, 2006 (unaudited) include approximately $124,000 for utilities, $36,000 for parking lot costs, $35,000 for security, $35,000 for repairs and maintenance, $25,000 for insurance, $23,000 for landscaping, $22,000 for snow and trash removal, $19,000 for cleaning, $11,000 for professional fees, $17,000 for bad debt expense and $16,000 for other expenses.

5.	Management Fees – Related Party

The Properties were managed by Perrine & Wheeler LLC, a related party, pursuant to management agreements. Management fees of approximately $93,000 for the year ended December 31, 2005 and $71,000 for the nine months ended September 30, 2006 (unaudited) were incurred. The management agreements provided for a monthly management fee of 3% of cash receipts and an asset management fee of 2% of cash receipts, as defined.

6.	Significant Tenants

Significant tenants include Safeway and Food Lion, which constituted approximately 18% and 13%, respectively, of base rents for the year ended December 31, 2005, and 17% and 12%, respectively, of base rents for the nine months ended September 30, 2006 (unaudited).

Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC

Notes to Combined Statements of Revenues and Certain Expenses

For the year ended December 31, 2005

For the nine months ended September 30, 2006 (unaudited)

(Continued)

7.	Future Minimum Lease Payments

Future minimum lease payments to be received under non-cancelable operating leases for the years ending December 31 are as follows:

2006	$1,486,000
2007	1,482,000
2008	1,212,000
2009	1,041,000
2010	840,000
Thereafter	3,431,000

Total	$9,492,000

The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses, on a pro rata basis, as well as for fixed increases in rent.

8.	Interim Unaudited Financial Information

The combined statement of revenues and certain expenses for the nine months ended September 30, 2006 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statement of revenues and certain expenses for this interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Cedar Shopping Centers, Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2006

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet is presented as if Cedar Shopping Centers, Inc. (the “Company”) had acquired (1) Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC (“Elmhurst Square”) and Long Reach Plaza Associates LLC, (“Long Reach Village”) (collectively “Acquired Properties), and (2) the other properties it purchased subsequent to September 30, 2006 and through November 30, 2006, as if all of these transactions were completed as of September 30, 2006. This financial statement should be read in conjunction with the unaudited pro forma condensed consolidated statements of income, and the Company’s historical financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the nine months ended September 30, 2006. The pro forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired (1) Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC, and (2) the other properties it purchased subsequent to September 30, 2006 and through November 30, 2006, nor does it purport to represent the future consolidated financial position of the Company.

	As of September 30, 2006

	Cedar Shopping Centers, Inc. Historical (a)	Completed transactions (b) (d)	Elmhurst Square (c)(d)	Pro forma

Assets
Real estate
Land	$230,777,000	$2,640,000	$1,400,000	$234,817,000
Buildings and improvements	960,963,000	10,560,000	5,600,000	977,123,000

	1,191,740,000	13,200,000	7,000,000	1,211,940,000
Less accumulated depreciation	(56,394,000)	—	—	(56,394,000)

Real estate, net	1,135,346,000	13,200,000	7,000,000	1,155,546,000

Cash and cash equivalents	15,918,000	—	—	15,918,000
Cash at joint ventures and restricted cash	11,290,000	—	—	11,290,000
Rents and other receivables, net	12,433,000	—	—	12,433,000
Other assets	9,430,000	—	(150,000)	9,280,000
Deferred charges, net	21,347,000	—	—	21,347,000

Total assets	$1,205,764,000	$13,200,000	$6,850,000	$1,225,814,000

Liabilities and shareholders’ equity
Mortgage loans payable	$441,538,000	$—	$4,260,000	$445,798,000
Secured revolving credit facility	215,130,000	13,200,000	2,590,000	230,920,000
Accounts payable, accrued expenses, and other	16,055,000	—	—	16,055,000
Unamortized intangible lease liabilities	50,742,000	—	—	50,742,000

Total liabilities	723,465,000	13,200,000	6,850,000	743,515,000

Minority interests in consolidated joint ventures	9,143,000	—	—	9,143,000
Limited partners’ interest in consolidated Operating Partnership	23,658,000			23,658,000
Shareholders’ equity	449,498,000	—	—	449,498,000

Total liabilities and shareholders’ equity	$1,205,764,000	$13,200,000	$6,850,000	$1,225,814,000

See accompanying notes to pro forma condensed consolidated financial statements.

Cedar Shopping Centers, Inc.

Pro Forma Condensed Consolidated Statements of Income

For the year ended December 31, 2005

For the nine months ended September 30, 2006

(Unaudited)

The following unaudited pro forma condensed consolidated statements of income are presented as if the Company (1) had acquired Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC, and (2) had acquired or sold the other properties it purchased or disposed of throughout 2005 and through November 30, 2006, as if all these transactions were completed as of January 1, 2005. These financial statements should be read in conjunction with the accompanying unaudited pro forma condensed consolidated balance sheet, and the Company’s historical financial statements and notes thereto as filed on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the nine months ended September 30, 2006. The pro forma condensed consolidated statements of income are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company (1) acquired Elmhurst Square Associates I LLC, Elmhurst Square Associates II LLC and Long Reach Plaza Associates LLC, and (2) acquired or sold the other properties it purchased or disposed of throughout 2005 and through November 30, 2006, nor does it purport to represent the consolidated results of operations of the Company for future periods.

	For the year ended December 31, 2005

			Acquired Properties

	Cedar Shopping Centers, Inc. Historical (a)	Completed transactions (b) (d)	Historical ( c )	Pro forma adjustments (d)		Pro forma

Revenues	$78,941,000	$42,116,000	$1,883,000	$25,000	(e)	$122,965,000

Expenses:
Operating, maintenance and management	14,298,000	8,479,000	648,000	—		23,425,000
Real estate and other property-related taxes	7,965,000	4,703,000	133,000	—		12,801,000
General and administrative	5,132,000	—	—	—		5,132,000
Depreciation and amortization	20,606,000	8,248,000	—	316,000	(g)	29,170,000

Total expenses	48,001,000	21,430,000	781,000	316,000		70,528,000

Operating income	30,940,000	20,686,000	1,102,000	(291,000)		52,437,000
Non-operating income and expenses:
Interest expense	(15,178,000)	(18,902,000)	—	(835,000	)(f)	(34,915,000)
Amortization of deferred financing costs	(1,071,000)	—	—	—		(1,071,000)
Interest income	91,000	71,000	—	—		162,000

Total non-operating income and expenses	(16,158,000)	(18,831,000)	—	(835,000)		(35,824,000)
Income before the minority and limited partners’ interests	14,782,000	1,855,000	1,102,000	(1,126,000)		16,613,000
Minority interests in consolidated joint ventures	(1,270,000)	220,000 (i)	—	—		(1,050,000)
Limited partners’ interest in Operating Partnership	(299,000)	(67,000)	—	1,000	(h)	(365,000)

Net income	13,213,000	2,008,000	1,102,000	(1,125,000)		15,198,000
Preferred distribution requirements	(7,186,000)	(690,000)	—	—		(7,876,000)

Net income applicable to common shareholders	$6,027,000	$1,318,000	$1,102,000	$(1,125,000)		$7,322,000

Per common share (basic and diluted)	$0.25					$0.31

Weigted average number of common shares outstanding	23,988,000					23,988,000

See accompanying notes to pro forma condensed consolidated financial statements.

Cedar Shopping Centers, Inc.

Pro Forma Condensed Consolidated Statements of Income

For the year ended December 31, 2005

For the nine months ended September 30, 2006

(Unaudited)

(Continued)

	For the nine months ended September 30, 2006

			Acquired Properties

	Cedar Shopping Centers, Inc. Historical (a)	Completed transactions (b) (d)	Historical ( c )	Pro forma adjustments (d)		Pro forma

Revenues	$92,229,000	$7,512,000	$1,472,000	$13,000	(e)	$101,226,000

Expenses:
Operating, maintenance and management	16,760,000	1,310,000	434,000	—		18,504,000
Real estate and other property-related taxes	9,394,000	913,000	103,000	—		10,410,000
General and administrative	4,220,000	—	—	—		4,220,000
Depreciation and amortization	25,659,000	1,391,000	—	237,000	(g)	27,287,000

Total expenses	56,033,000	3,614,000	537,000	237,000		60,421,000

Operating income	36,196,000	3,898,000	935,000	(224,000)		40,805,000
Non-operating income and expenses:
Interest expense	(23,655,000)	(4,775,000)	—	(696,000	) (f)	(29,126,000)
Amortization of deferred financing costs	(1,003,000)	—	—	—		(1,003,000)
Equity in (loss) of unconsolidated joint venture	(40,000)	40,000	—	—		—
Gain on sale of interest in unconsolidated joint venture	141,000	(141,000)	—	—		—
Interest income	392,000	—	—	—		392,000

Total non-operating income and expenses	(24,165,000)	(4,876,000)	—	(696,000)		(29,737,000)
Income before minority and limited partners’ interests	12,031,000	(978,000)	935,000	(920,000)		11,068,000
Minority interests in consolidated joint ventures	(943,000)	57,000 (i)	—			(886,000)
Limited partners’ interest in Operating Partnership	(262,000)	47,000	—	(1,000	) (h)	(216,000)

Net income	10,826,000	(874,000)	935,000	(921,000)		9,966,000
Preferred distribution requirements	(5,907,000)	—	—	—		(5,907,000)

Net income applicable to common shareholders	$4,919,000	$(874,000)	$935,000	$(921,000)		$4,059,000

Basic per common share	$0.16					$0.13

Diluted per common share	$0.15					$0.13

Basic weighted average number of common shares outstanding	31,660,000					31,660,000

Diluted weighted average number of common shares outstanding	31,832,000					31,832,000

See accompanying notes to pro forma condensed consolidated financial statements.

Cedar Shopping Centers, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006

(a)

Reflects the Company’s historical balance sheet as of September 30, 2006 (unaudited), as previously filed, including the acquisition of the property owned by Long Reach Plaza Associates LLC, which was acquired on September 27, 2006 for aggregate consideration of approximately $8.8 million, comprised of approximately $4.9 million of assumed mortgage debt and $3.9 million funded from the Company’s secured revolving credit facility. The purchase price was allocated approximately $1.76 million to land and $7.04 million to building.

(b)	Reflects the acquisitions of Gahanna Discount Drug Mart Plaza (October 2006), FirstMerit Bank at Cuyahoga Falls (November 2006) and Oak Ridge Shopping Center (November 2006).
(c)

Reflects the acquisition of the property owned by Elmhurst Square Associates I LLC and Elmhurst Square Associates II LLC (expected to close in December 2006). The aggregate consideration is expected to be approximately $7.0 million, comprised of approximately $4.3 million of an assumed mortgage loan payable and $2.7 million funded from the Company’s secured revolving credit facility, including $150,000 previously paid deposits on the transactions.

(d)

The Company intends to account for the acquisitions in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of the Acquired Properties’ in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocations are preliminary and subject to change and no adjustment has been reflected for the amortization of acquired lease intangibles.

Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2005

(a)	Reflects the Company’s historical operations for the year ended December 31, 2005, as previously filed.
(b)

Reflects the acquisitions of St. James Square (March 2005), Kenley Village (March 2005), the Giltz Portfolio (April-June 2005), the RVG Portfolio (August 2005), Oakland Mills (September 2005), the Gould Portfolio (September 2005), The Point at Carlisle Plaza (September 2005), The Shops at Suffolk Downs (September 2005), Columbia Mall (October 2005), Pennsboro Commons (October 2005), Jordan Lane (November 2005), Fieldstone Marketplace (December 2005), the Silver Portfolio (November 2005), Westlake Discount Drug Mart Plaza (December 2005), Trexler Mall (December 2005), Gabriel Brothers Plaza (December 2005), Palmyra Shopping Center (December 2005), Shore Mall (January 2006), Gold Star Plaza (June 2006), Stonehedge Square (July 2006), Oakhurst Plaza (July 2006), Annie Land Plaza (August 2006), Shaw’s Plaza (July 2006), Trexlertown Plaza (July 2006), Hannaford Plaza (September 2006), Gahanna Discount Drug Mart Plaza (October 2006), FirstMerit Bank at Cuyahoga Falls (November 2006) and Oak Ridge Shopping Center (November 2006).

(c)	Reflects the operations of the Acquired Properties for the year ended December 31, 2005.

Cedar Shopping Centers, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2005 (continued)

(d)

The Company intends to account for the acquisitions in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of the Acquired Properties’ in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocations are preliminary and subject to change and no adjustment has been reflected for the amortization of acquired lease intangibles.

(e)	Reflects increased straight-line rents as if lease start dates were January 1, 2005.
(f)

Reflects interest expense on (1) the $9.2 million assumed mortgage loans payable (which consists of the $4.9 million assumed related to Long Reach Village and $4.3 million related to Elmhurst Square), and (2) $6.6 million of increased borrowings under the Company’s secured revolving credit facility (which consists of $3.9 million related to Long Reach Village and $2.7 million related to Elmhurst Square), at weighted average interest rates of 5.56% and 4.91% per annum, respectively.

(g)

Reflects $316,000 of straight-line real estate depreciation (which consists of depreciation expense related to the $7.04 million building allocation for Long Reach Village and the $5.6 million building allocation for Elmhurst Square), based on estimated useful lives of 40 years.

(h)	Reflects a decrease in limited partners’ interest as a result of the addition of the Acquired Properties.
(i)

Reflects the sale of the partnership interest in the Red Lion joint venture (May 2006) and the acquisition of the remaining 50% interest in the LA Fitness facility (May 2006), as previously filed as applicable.

Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2006

(a)	Reflects the Company’s historical operations for the nine months ended September 30, 2006 (unaudited), as previously filed.
(b)

Reflects the acquisitions of Shore Mall (January 2006), Gold Star Plaza (June 2006), Stonehedge Square (July 2006), Oakhurst Plaza (July 2006), Annie Land Plaza (August 2006), Shaw’s Plaza (July 2006), Trexlertown Plaza (July 2006), Hannaford Plaza (September 2006), Gahanna Discount Drug Mart Plaza (October 2006), FirstMerit Bank at Cuyahoga Falls (November 2006) and Oak Ridge Shopping Center (November 2006).

(c)	Reflects the operations of the Acquired Properties for the nine months ended September 30, 2006.
(d)

The Company intends to account for the acquisitions in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations”, and No. 142, “Goodwill and Other Intangibles”, and is currently in the process of analyzing the fair value of the Acquired Properties’ in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocations are preliminary and subject to change and no adjustment has been reflected for the amortization of acquired lease intangibles.

(e)	Reflects increased straight-line rents as if the lease start dates were January 1, 2005.

Cedar Shopping Centers, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2006 (continued)

(f)

Reflects interest expense on (1) the $9.2 million assumed mortgage loans payable (which consists of the $4.9 million assumed related to Long Reach Village and the $4.3 million assumed related to Elmhurst Square), and (2) $6.6 million of increased borrowings under the Company’s secured revolving credit facility (which consists of $3.9 million related to Long Reach Village and $2.7 million related to Elmhurst Square), at a weighted average interest rates of 5.56% and 6.31% per annum, respectively.

(g)

Reflects $237,000 of straight-line real estate depreciation (which consists of depreciation expense related to the $7.04 million building allocation for Long Reach Village and the $5.6 million building allocation for Elmhurst Square), based on estimated useful lives of 40 years.

(h)	Reflects an increase in limited partners’ interest as a result of the addition of the Acquired Properties.
(i)

Reflects the sale of the partnership interest in the Red Lion joint venture (May 2006) and the acquisition of the remaining 50% interest in the LA Fitness facility (May 2006), as previously filed as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR SHOPPING CENTERS, INC.

/s/ THOMAS J. O’KEEFFE

Thomas J. O’Keeffe Chief Financial Officer Dated: December 11, 2006